Exhibit 99.1

Ark Restaurants Announces Financial Results for the
Fourth Quarter and Full Year of 2013

CONTACT:

Robert Stewart

(212) 206-8800
bstewart@arkrestaurants.com

NEW YORK, New York – December 20, 2013 -- Ark Restaurants Corp. (NASDAQ:ARKR) today reported financial results for the fourth quarter and full year ended September 28, 2013.

Total revenues for the three-month period ended September 28, 2013 were $33,906,000 versus $36,082,000 for the three months ended September 29, 2012. The prior year’s revenues include $2,213,000 related to two properties closed in 2013.

Total revenues for the year ended September 28, 2013 were $130,598,000 versus $138,028,000 for the year ended September 29, 2012. The prior year’s revenues include $7,860,000 related to two properties closed in 2013 and two properties closed in 2012.

Company-wide same store sales decreased 2.0% for the three-month period ended September 28, 2013 compared to the same three month period last year. For fiscal 2013 company-wide same store sales decreased 3.0% compared to the same period last year.

The Company’s income from continuing operations for the three-month period ended September 28, 2013 was $1,453,000, or $0.45 per share ($0.43 per diluted share), as compared to $1,770,000, or $0.55 per share ($0.54 per diluted share), for the same three-month period last year. Continuing Operations EBITDA adjusted for non-cash stock option expense and non-controlling interests for the three-month period ended September 28, 2013 was $3,458,000 versus $4,473,000 during the same three-month period last year.

The Company’s income from continuing operations for the year ended September 28, 2013 was $3,824,000, or $1.18 per share ($1.13 per diluted share), as compared to $5,748,000, or $1.75 per share ($1.73 per diluted share), for the same period last year. Continuing Operations EBITDA adjusted for non-cash stock option expense, losses from closure of restaurants and non-controlling interests for the year ended September 28, 2013 was $10,703,000 versus $13,381,000 during the same period last year.

As of September 28, 2013 the Company had cash and cash equivalents totaling $8,748,000 and notes payable in the amount of $3,657,000 resulting from the purchase of 250,000 shares of treasury stock in December 2011, the purchase of membership interests in Ark Hollywood/Tampa Investment, LLC and the purchase of our interests in the New Meadowlands Racetrack LLC.

Ark Restaurants owns and operates 20 restaurants and bars, 22 fast food concepts and catering operations in New York City, Washington, D.C. and Las Vegas, NV. Five restaurants are located in New York City, three are located in Washington, D.C., seven are located in Las Vegas, Nevada, three are located in Atlantic City, New Jersey, one is located at the Foxwoods Resort Casino in Ledyard, Connecticut and one is located in Boston, Massachusetts. The Las Vegas operations include five restaurants within the New York-New York Hotel & Casino Resort and operation of the hotel's room service, banquet facilities, employee dining room and six food court concepts; one bar within the Venetian Casino Resort, as well as three food court concepts and one restaurant within the Planet Hollywood Resort and Casino. In Atlantic

City, New Jersey, the Company operates a restaurant and a bar in the Resorts Atlantic City Hotel and Casino and a restaurant in the Tropicana Hotel and Casino. The operations at the Foxwoods Resort Casino include one fast food concept and one restaurant. In Boston, Massachusetts, the Company operates a restaurant in the Faneuil Hall Marketplace. The Florida operations under management include five fast food facilities in Tampa, Florida and seven fast food facilities in Hollywood, Florida, each at a Hard Rock Hotel and Casino operated by the Seminole Indian Tribe at these locations.

Except for historical information, this news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve unknown risks, and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that might cause such differences are discussed in the Company's filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results could differ materially from those anticipated in these forward-looking statements, if new information becomes available in the future.

ARK RESTAURANTS CORP.
Consolidated Statements of Income
For the 13 week and 52 week periods ended September 28, 2013 and September 29, 2012

(In Thousands, Except per share amounts)
	13 weeks ended	13 weeks ended	52 weeks ended	52 weeks ended
	September 28,	September 29,	September 28,	September 29,
	2013	2012	2013	2012

TOTAL REVENUES	$33,906	$36,082	$130,598	$138,028

COST AND EXPENSES:

Food and beverage cost of sales	8,648	9,137	32,791	35,157
Payroll expenses	10,722	10,648	42,488	43,406
Occupancy expenses	4,470	4,217	17,533	17,702
Other operating costs and expenses	4,287	4,665	17,085	17,915
General and administrative expenses	2,228	2,097	9,792	9,368
Impairment loss from write-down of long-lived assets	—	379	—	379
Depreciation and amortization	1,124	1,133	4,303	4,110

Total costs and expenses	31,479	32,276	123,992	128,037

OPERATING INCOME	2,427	3,806	6,606	9,991

OTHER (INCOME) EXPENSE:

Interest (income) expense, net	29	(29)	62	(10)
Other (income) expense, net	(90)	(1)	(508)	(454)
Total other income, net	(61)	(30)	(446)	(464)

INCOME BEFORE PROVISION FOR INCOME TAXES	2,488	3,836	7,052	10,455

Provision for income taxes	773	1,172	1,941	3,013

INCOME FROM CONTINUING OPERATIONS	1,715	2,664	5,111	7,442

Income (loss) from discontinued operations, net of tax	—	103	—	(292)

CONSOLIDATED NET INCOME	1,715	2,767	5,111	7,150

Net (income) loss attributable to non-controlling interests	(262)	(925)	(1,287)	(1,661)

NET INCOME ATTRIBUTABLE TO ARK RESTAURANTS CORP.	$1,453	$1,842	$3,824	$5,489

AMOUNTS ATTRIBUTABLE TO ARK RESTAURANTS CORP.:
Income from continuing operations	$1,453	$1,770	$3,824	$5,748
Income (loss) from discontinued operations, net of tax	—	72	—	(259)
Net income	$1,453	$1,842	$3,824	$5,489

NET INCOME (LOSS) PER ARK RESTAURANTS CORP. COMMON SHARE:
From continuing operations:
Basic	$0.45	$0.55	$1.18	$1.75
Diluted	$0.43	$0.54	$1.13	$1.73
From discontinued operations:
Basic	$—	$0.02	$—	$(0.08)
Diluted	$—	$0.02	$—	$(0.08)
From net income:
Basic	$0.45	$0.57	$1.18	$1.67
Diluted	$0.43	$0.56	$1.13	$1.65

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	3,248	3,245	3,246	3,292
Diluted	3,395	3,300	3,371	3,327
Continuing Operations EBITDA Reconciliation:
Pre tax income	$2,488	$3,836	$7,052	$10,455
Depreciation and amortization	1,124	1,133	4,303	4,110
Interest	29	(29)	62	(10)
EBITDA (a)	$3,641	$4,940	$11,417	$14,555

Continuing Operations EBITDA adjusted for non-cash stock option expense, impairment charge and non-controlling interests:
EBITDA (as defined) (a)	$3,641	$4,940	$11,417	$14,555
Impairment loss from write-down of long-lived assets	—	379	—	379
Loss on closure of restaurants	—	—	256	—
Net (income) loss attributable to non-controlling interests	(262)	(925)	(1,287)	(1,661)
Non-cash stock option expense	79	79	317	108
Continuing Operations EBITDA, as adjusted	$3,458	$4,473	$10,703	$13,381

(a)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization and cumulative effect of changes in accounting principle. Although EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (GAAP), the Company believes the use of this non-GAAP financial measure enhances an overall understanding of the Company's past financial performance as well as providing useful information to the investor because of its historical use by the Company as both a performance measure and measure of liquidity, and the use of EBITDA by virtually all companies in the restaurant sector as a measure of both performance and liquidity. However, investors should not consider this measure in isolation or as a substitute for net income (loss), operating income (loss), cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of EBITDA to the most comparable GAAP financial measure, pre-tax income, is included above.